EXHIBIT 4
                                                                    Page 1 of 2


                                CSW CREDIT, INC.
                      AVERAGE MONTH END ACCOUNTS RECEIVABLE
                              USING 50% RESTRICTION
                                   (thousands)



                           Twelve Months     Twelve Months      Twelve Months
                              Ended             Ended               Ended
                         January 31, 1997  February 28, 1997    March 31, 1997

Non-Affiliated-HLP            $349,587         $347,210                 NA
Less: HLP receivables
      sold to BONY              13,400           18,200                 NA
                             ---------        ---------         ----------

HLP net receivables           $336,187         $329,010                 NA
Non-Affiliated-Other            29,365           29,576                 NA
                             ---------        ---------         ----------

Total Non-Affiliated           365,552          358,587                 NA

Less: Affiliated               365,587          358,640                 NA
                             ---------        ---------         ----------

Excess Restriction                ($35)            ($53)                NA
                             =========        =========         ==========









                               BAD DEBT WRITE-OFFS
                                   (thousands)

                                                   1997
                                -------------------------------------------

                                JANUARY           FEBRUARY             MARCH
                                --------------------------------------------


Non-Affiliated                   $1,041             $800                 NA





                                                                      EXHIBIT 4
                                                                    Page 2 of 2


                                CSW CREDIT, INC.
                      AVERAGE MONTH END ACCOUNTS RECEIVABLE
                        USING TEMPORARY RELIEF PROVISIONS
                                   (thousands)



                               Twelve Months    Twelve Months     Twelve Months
                                   Ended            Ended            Ended
                             January 31, 1997  February 28, 1997  March 31, 1997
                             ---------------------------------------------------
     AFFILIATES
--------------------
CPL                                  NA               NA             $ 129,012
PSO                                  NA               NA                86,953
SWEPCO                               NA               NA                95,901
WTU                                  NA               NA                36,921
                             -------------------------------------------------

            Total Affiliates:        NA               NA             $ 348,787
                             -------------------------------------------------

   NON-AFFILIATES
--------------------
TX-NM POWER                          NA               NA             $  32,989
HL& P                                NA               NA               353,260
                             -------------------------------------------------

        Total Non-Affiliates:        NA               NA              $386,249
                             -------------------------------------------------




                               BAD DEBT WRITE-OFFS
                                   (thousands)


                              January 31, 1997  February 28, 1997 March 31, 1997
                             ---------------------------------------------------

   NON-AFFILIATES
--------------------
TX-NM POWER                          NA                NA              204
HL& P                                NA                NA              536
                             ---------------------------------------------------

        Total Non-Affiliates:        NA                NA             $740
                             ---------------------------------------------------